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PROXY                                                                      PROXY

                        FIRST PUBLIC SAVINGS BANK, F.S.B.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoint(s) Jack C. Lee and Robert M.F. Gee, or either one of them, each with full power of substitution and revocation, as the proxyholder(s) of the undersigned to represent the undersigned and vote all shares of the Common Stock of First Public Savings Bank, F.S.B. ("First Public") which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of First Public to be held on _______________, 1996, as follows and for any adjournments or postponements of that meeting as further provided below:

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)






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Please mark your votes as indicated in this example.    / X /


                        FOR       AGAINST       ABSTAIN

                        /  /        /  /          /  /


   RESOLVED, that the stockholders of First Public Savings Bank, F.S.B. ("First Public") hereby approve and adopt the Agreement and Plan of Merger, dated May 30, 1996 among Cathay Bancorp, Inc. ("Cathay Bancorp"), Cathay Bank and First Public (the "Agreement") and all of the transactions specified or contemplated by the Agreement, including the merger of First Public with and into Cathay Bank (the "Merger") and the conversion of each outstanding share of the common stock of First Public, $1.00 stated value per share, other than dissenting shares, into the right to receive the Per Share Cash Consideration or the Per Share Stock Consideration of Cathay Bancorp common stock per the election of each First Public stockholder and subject to the formula, limitations and election and allocation procedures set forth in the Agreement.


IF ANY OTHER MATTERS ARE PROPERLY PRESENTED FOR CONSIDERATION AT THE SPECIAL MEETING (OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF), INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF A MOTION TO ADJOURN OR POSTPONE THE SPECIAL MEETING TO ANOTHER TIME AND/OR PLACE (INCLUDING, WITHOUT LIMITATION, FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES IF, FOR EXAMPLE, AN INSUFFICIENT NUMBER OF VOTES ARE CAST TO APPROVE THE PLAN OF MERGER AND THE MERGER), THE PERSONS NAMED HEREIN WILL VOTE IN ACCORDANCE WITH THEIR JUDGMENT ON SUCH MATTERS.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

Signature(s)_____________________________________________Dated:____________,1996
Please date and sign exactly as name(s) appear(s) hereon. If shares are held jointly, each holder should sign.
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